Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Jesse E. Morris, CFO and COO, jmorris@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

Main Street Announces Preliminary Estimate of Fourth Quarter 2023 Operating Results

Announces Federal Tax Treatment of 2023 Dividends

Announces Fourth Quarter and Full Year 2023 Earnings Release and Conference Call Schedule

HOUSTON – January 17, 2024 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street” or the “Company”) is pleased to announce its preliminary operating results for the fourth quarter of 2023, the federal tax treatment of its dividends paid in 2023 and its fourth quarter and full year 2023 earnings release and conference call schedule.

In commenting on the Company’s operating results for the fourth quarter of 2023, Dwayne L. Hyzak, Main Street’s Chief Executive Officer, stated, “We are extremely pleased with our performance in the fourth quarter, which closed another record year for Main Street across several key financial metrics. Our fourth quarter performance resulted in net investment income per share and distributable net investment income per share at levels near or above our quarterly records, a new record for net asset value per share for the sixth consecutive quarter and an estimated return on equity of over 22% for the fourth quarter. Our strong performance in the fourth quarter continued our positive performance in the first three quarters of 2023 and resulted in new annual records for net investment income per share and distributable net investment income per share and a return on equity of approximately 19% for the year. These results demonstrate the continued and sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies, the unique contributions of our asset management business and the continued underlying strength and quality of our portfolio companies. We are further pleased to be able to generate these returns while intentionally maintaining a very conservative capital structure and liquidity position during 2023.”

Mr. Hyzak continued, “The continued positive momentum across our platform in 2023 has allowed us to deliver significantly increased value to our shareholders, with a 25% increase in the total dividends paid to our shareholders in 2023. Despite this significant increase, our estimated distributable net investment income exceeded the monthly dividends paid to our shareholders by over 55% for both the fourth quarter and the year and the total dividends paid to our shareholders by over 13% for the fourth quarter and over 17% for the year. Based upon the continued strength of our performance in the fourth quarter, we expect another meaningful supplemental dividend to be paid in the first quarter of 2024.

This would represent our tenth consecutive quarterly supplemental dividend, to go with the seven increases to our regular monthly dividends in the same time period, allowing us to deliver significant value to our shareholders, while continuing to maintain a conservative dividend policy and retain a meaningful portion of our income for the future benefit of our stakeholders.”

Preliminary Estimates of Fourth Quarter 2023 Results

Main Street’s preliminary estimate of fourth quarter 2023 net investment income (“NII”) is $1.06 to $1.08 per share and distributable net investment income (“DNII”) is $1.11 to $1.13 per share.(1)

Main Street’s preliminary estimate of net asset value (“NAV”) per share as of December 31, 2023 is $29.17 to $29.23, representing an increase of $0.84 to $0.90 per share, or 3.0% to 3.2%, from the NAV per share of $28.33 as of September 30, 2023, with this increase after the impact of the supplemental dividend paid in December 2023 of $0.275 per share. The estimated increase in NAV per share is primarily due to the net fair value increase on the investment portfolio resulting from the net unrealized appreciation and the net realized losses on portfolio investments, including an increase in the fair value of the wholly-owned asset manager, the accretive impact of equity issuances during the quarter, the estimated record NII, which exceeded the regular monthly dividends of $0.705 per share and supplemental dividend of $0.275 per share paid in the fourth quarter, and a net tax benefit for the quarter.

As a result of Main Street’s preliminary estimates of NII and net changes in the fair market value of its investment portfolio as noted above, Main Street estimates that it generated a quarterly annualized return on equity of 22% to 23% for the fourth quarter of 2023(2) and approximately 19% for the full year.(2)

Investment Portfolio Activity

The Company’s fourth quarter 2023 operating activities include the following investment activity in the lower middle market (“LMM”), private loan and middle market investment strategies:

•$92.3 million in total LMM portfolio investments, which after aggregate repayments of debt principal and return of invested equity capital from a LMM portfolio investment resulted in a net increase of $65.7 million in the cost basis of the LMM investment portfolio;

•$160.4 million in total private loan investments, which after aggregate repayments from several private loan portfolio investments and a decrease in cost basis due to the realized loss on a private loan portfolio investment resulted in a net decrease of $112.5 million in the cost basis of the private loan investment portfolio; and

•a net decrease of $50.3 million in the cost basis of the middle market investment portfolio.

Federal Tax Treatment of 2023 Dividends

Main Street has posted information regarding the U.S. federal income tax characteristics of its dividends paid in 2023 on its website under “2023 Form 1099 Information” (https://www.mainstcapital.com/tax-information).(3) Main Street paid dividends totaling $3.695 per share in 2023, with approximately 8% of such dividends taxed as qualified dividends and approximately 92% taxed as ordinary income. Qualified dividends paid to non-corporate taxpayers (including individuals) qualify for favorable tax treatment under the Internal Revenue Code (“IRC”) and, for 2023, will generally be subject to a maximum 20% U.S. federal income tax rate (plus a 3.8% Medicare surtax, if applicable).

Federal Tax Treatment of 2023 Dividends – Non-U.S. Shareholders

Non-U.S. resident and foreign corporation shareholders (“Non-U.S. Shareholders”) in a Regulated Investment Company (“RIC”), such as Main Street, are exempt from U.S. withholding tax on both “interest-related” dividends and short-term capital gains in accordance with the IRC Sections 871(k) and 881(e). In addition, Non-U.S. Shareholders in a RIC are also exempt from U.S. withholding tax on long-term capital gains. Main Street paid dividends totaling $3.695 per share in 2023, with approximately 49% of such dividends relating to “interest-related” dividends and short-term capital gains. See the “Tax Treatment of 2023 Dividends for Non-U.S. Shareholders” posted on Main Street’s website for more details (https://www.mainstcapital.com/tax-information).(3)

To the extent Non-U.S. Shareholder taxes were withheld on dividends distributed, this information may be considered in connection with any claims for refund on taxes made with the U.S. Internal Revenue Service. Non-U.S. Shareholders should contact their tax advisor with any questions regarding this information.

Fourth Quarter and Full Year 2023 Earnings Release and Conference Call Scheduled

Main Street’s fourth quarter and full year 2023 results will be released on Thursday, February 22, 2024, after the financial markets close. In conjunction with the release, Main Street has scheduled a conference call, which will be broadcast live via phone and over the Internet, on Friday, February 23, 2024, at 10:00 a.m. Eastern time. Investors may participate either by phone or audio webcast.(3)

By Phone:    Dial 412-902-0030 at least 10 minutes before the call. A replay will be available through March 1, 2024 by dialing 201-612-7415 and using the access code 13743850#.

By Webcast:    Connect to the webcast via the Investor Relations section of Main Street’s website at www.mainstcapital.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay of the conference call will be available on Main Street’s website shortly after the call and will be accessible until the date of Main Street’s earnings release for the next quarter.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market investment strategy. Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

Main Street, through its wholly owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS AND OTHER MATTERS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information, including but not limited to the preliminary estimates of fourth quarter and full year 2023 financial information and results and the declaration and payment of future dividends, are based on current conditions and information available to Main Street as of the date hereof. Although its management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation, such factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in Main Street’s filings with the Securities and Exchange Commission (the “SEC”) (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

The preliminary estimates of fourth quarter and full year 2023 financial information and results furnished above are based on Main Street management’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates are subject to completion of Main Street’s customary year-end closing and review procedures and third-party audit, including the determination of the fair value of Main Street’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during Main Street’s year-end closing and review procedures and third-party audit, and Main Street’s reported information in its Annual Report on Form 10-K for the year ended December 31, 2023 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding Main Street’s financial condition and results of operations for the quarter and full year periods ended December 31, 2023 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of Main Street’s full fourth quarter and full year 2023 results when such results are disclosed by Main Street in its Annual Report on Form 10-K for the year ended December 31, 2023. The information furnished in this press release is based on current Main Street management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.

Neither this press release nor the 2023 Form 1099 Information or the Tax Treatment of 2023 Dividends for Non-U.S. Shareholders information referenced above is intended to constitute tax, legal, investment or other professional advice. This is general information and reference should be made to your 2023 Form 1099-DIV for tax reporting purposes. Shareholders should receive their 2023 Form 1099-DIVs by mid-February 2024 (generally from their brokers) and should consult a tax advisor for tax guidance pertinent to their specific facts and circumstances. If you did not hold Main Street stock for all of calendar year 2023, your 1099-DIV will only reflect the tax characteristics for the portion of the year you owned Main Street stock.

Main Street has an existing effective shelf registration statement on Form N-2 on file with the SEC relating to the offer and sale from time to time of its securities. Investors are advised to carefully consider the investment objective, risks and charges and expenses of Main Street before investing in any of Main Street’s securities. The prospectus included in the shelf registration statement, together with any related prospectus supplement, contain this and other information about Main Street and should be read carefully before investing. A copy of the prospectus and any related prospectus supplement may be obtained by contacting Main Street.
End Notes

(1)     Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of non-cash compensation expenses, which includes both share-based compensation expenses and deferred compensation expense or benefit. Main Street believes presenting distributable net investment income per share is useful and appropriate supplemental disclosure for analyzing its financial performance, since share-based compensation does not require settlement in cash and deferred compensation expense or benefit does not result in a net cash impact to Main Street upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, distributable net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. In order to reconcile estimated distributable net investment income per share to estimated net investment income per share in accordance with U.S. GAAP for the fourth quarter of 2023, an estimated $0.05 to $0.06 per share of non-cash compensation expenses are added back to calculate estimated distributable net investment income per share.

(2)    Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets for the three-month and trailing twelve-month periods ended December 31, 2023.

(3)     No information contained on the Company’s website or disclosed on the February 23, 2024 conference call, including the webcast and the archived versions, is incorporated by reference in this press release or any of the Company’s filings with the SEC, and you should not consider that information to be part of this press release or any other such filing.